Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

WILLOW LANE ACQUISITION CORP.

FINANCIAL STATEMENTS	Page
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 100)	F-2
Financial Statements:
Balance Sheets as of December 31, 2025 and 2024	F-3
Statements of Operations for year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-4
Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-5
Statements of Cash Flows for the year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-6
Notes to Financial Statements	F-7 to F-21

BOOST RUN HOLDINGS, LLC

BOOST RUN INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Willow Lane Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Willow Lane Acquisition Corp. as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025 and the period from July 3, 2024 (Inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Willow Lane Acquisition Corp. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year then ended and the period from July 3, 2024 (Inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that Willow Lane Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, if Willow Lane Acquisition Corp. is unable to raise additional funds to alleviate liquidity needs and complete a business combination, currently by November 12, 2026, then Willow Lane Acquisition Corp. will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Willow Lane Acquisition Corp.’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Willow Lane Acquisition Corp. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Willow Lane Acquisition Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Willow Lane Acquisition Corp.’s auditor since 2024.

New York, New York

February 19, 2026

PCAOB ID Number 100

F-2

WILLOW LANE ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash	$322,830	$1,368,608
Reimbursement receivable	10,000	—
Prepaid expenses	121,954	132,158
Total current assets	454,784	1,500,766
Long-term prepaid insurance	—	89,583
Investments in Trust Account	132,583,821	127,163,421
Total Assets	$133,038,605	$128,753,770

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued expenses	$923,157	$1,772
Accrued offering costs	—	75,000
Total current liabilities	923,157	76,772
Deferred Fee payable	4,427,500	4,427,500
Total Liabilities	5,350,657	4,504,272

Commitments and Contingencies (Note 6)
Class A Ordinary Shares subject to possible redemption, 12,650,000 shares at redemption value of approximately $10.48 and $10.05 per share at December 31, 2025 and 2024, respectively	132,583,821	127,163,421

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at December 31, 2025 and 2024	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding (excluding 12,650,000 shares subject to possible redemption) at December 31, 2025 and 2024	—	—
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 4,628,674 shares issued and outstanding at December 31, 2025 and 2024	463	463
Additional paid-in capital	—	—
Accumulated deficit	(4,896,336)	(2,914,386)
Total Shareholders’ Deficit	(4,895,873)	(2,913,923)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$133,038,605	$128,753,770

The accompanying notes are an integral part of these financial statements.

F-3

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (inception) through December 31, 2024
General and administrative costs	$2,017,653	$167,031
Loss from operations	(2,017,653)	(167,031)

Other income:
Interest earned on cash in the bank account	35,703	—
Interest earned on Investments in Trust Account	5,420,400	283,921
Total other income	5,456,103	283,921

Net income	$3,438,450	$116,890

Weighted average shares outstanding of Class A Ordinary Shares	12,650,000	3,424,586
Basic and diluted net income per share, Class A Ordinary Shares	$0.20	$0.02
Weighted average shares outstanding of Class B Ordinary Shares	4,628,674	3,877,057
Basic and diluted net income per share, Class B Ordinary Shares	$0.20	$0.02

The accompanying notes are an integral part of these financial statements.

F-4

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND

FOR THE PERIOD FROM JULY 3, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class B		Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — July 3, 2024 (inception)	—	$—	$—	$—	$—

Issuance of Class B Ordinary Shares to Sponsor	4,628,674	463	24,537	—	25,000

Allocated value of transaction costs to Public Warrants	—	—	(71,545)	—	(71,545)

Fair value of Public Warrants at issuance	—	—	822,250	—	822,250

Sale of 5,145,722 Private Placement Warrants	—	—	5,145,722	—	5,145,722

Accretion for Class A Ordinary Shares to redemption amount	—	—	(5,920,964)	(3,031,276)	(8,952,240)

Net income	—	—	—	116,890	116,890

Balance – December 31, 2024	4,628,674	463	—	(2,914,386)	(2,913,923)

Accretion for Class A Ordinary Shares to redemption amount	—	—	—	(5,420,400)	(5,420,400)

Net income	—	—	—	3,438,450	3,438,450

Balance – December 31, 2025	4,628,674	$463	$—	$(4,896,336)	$(4,895,873)

The accompanying notes are an integral part of these financial statements.

F-5

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (inception) through December 31, 2024
Cash Flows from Operating Activities:
Net income	$3,438,450	$116,890
Adjustments to reconcile net income to net cash used in operating activities:
Payment of general and administrative costs through IPO Promissory Note	—	(81,365)
Interest earned on investments in Trust Account	(5,420,400)	(283,921)
Changes in operating assets and liabilities:
Reimbursement receivable	(10,000)	—
Prepaid expenses and insurance	99,785	(210,543)
Accrued expenses	921,387	1,772
Accrued offering costs	(75,000)	—
Net cash used in operating activities	(1,045,778)	(457,167)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(126,879,500)
Net cash used in investing activities	—	(126,879,500)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	123,970,000
Proceeds from sale of Private Placement Warrants	—	5,145,722
Payments of offering costs	—	(410,447)
Net cash provided by financing activities	—	128,705,275

Net Change in Cash	(1,045,778)	1,368,608
Cash – Beginning of period	1,368,608	—
Cash – End of period	$322,830	$1,368,608

Non-cash financing activities:
Offering costs included in accrued offering costs	$—	$75,000
Deferred offering costs paid by Sponsor in exchange for issuance of Class B Ordinary Shares	$—	$14,137
Deferred offering costs paid through IPO Promissory Note - related party	$—	$81,030
Prepaid expenses paid through IPO Promissory Note - related party	$—	$335
Deferred Fee payable	$—	$4,427,500

The accompanying notes are an integral part of these financial statements.

F-6

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 1 — ORGANIZATION AND BUSINESS OPERATIONS

Willow Lane Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on July 3, 2024. The Company was incorporated for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from July 3, 2024 (inception) through December 31, 2025, relates to the Company’s formation and the Initial Public Offering (as defined below), and subsequent to the Initial Public Offering, identifying a target company for and consummating a Business Combination, including the Boost Run Business Combination (as defined and described below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Willow Lane Sponsor, LLC, a Delaware limited liability Company (the “Sponsor”).

The Registration Statement on Form S-1 for the Initial Public Offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2024, as amended (File No. 333-282495), was declared effective on November 7, 2024 (the “IPO Registration Statement”). On November 12, 2024, the Company consummated the initial public offering of 12,650,000 units of the Company at $10.00 per unit (the “Units”), which included the full exercise by the several underwriters of the Initial Public Offering (the “Underwriters”) of their over-allotment option (the “Over-Allotment Option”) in the amount of 1,650,000 Units (the “Option Units”), at $10.00 per Unit, generating gross proceeds of $126,500,000 (the “Initial Public Offering”, and such proceeds, the “IPO Proceeds”), which is discussed in Note 3. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares” and with respect to the Class A Ordinary Shares included in the Units, the “Public Shares”) and one-half of one redeemable warrant of the Company (the “Public Warrants”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,145,722 warrants (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to (i) the Sponsor, (ii) BTIG, LLC, representative of the Underwriters (“BTIG”) and (iii) Craig-Hallum Capital Group LLC, the co-manager of the Initial Public Offering (“Craig-Hallum”), generating gross proceeds of $5,145,722 (the “Private Placement”), which is described in Note 4. Each whole Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share.

The Company’s management (“Management”) has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less the Deferred Fee (as defined in Note 6) and taxes payable, if any).

Transaction costs amounted to $7,538,114, consisting of $2,530,000 of cash underwriting fees, the Deferred Fee of up to $4,427,500, and $580,614 of other offering costs.

The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of the Deferred Fee held and income taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-7

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Following the closing of the Initial Public Offering on November 12, 2024, the amount of $126,879,500 ($10.03 per Unit) from both the net proceeds of the Initial Public Offering and a portion of the net proceeds from the Private Placement was placed in a trust account (the “Trust Account”) located in the United States, with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee and are initially held in cash, including in demand deposit accounts at a bank, or invested in U.S. Department of the Treasury (“Treasury”) obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct Treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on Management’s ongoing assessment of all factors related to the potential status of the Company under the Investment Company Act), instruct Continental to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest-bearing demand deposit account at a bank.

Except with respect to amounts withdrawn to pay taxes, other than excise taxes if any, the proceeds from the Initial Public Offering and the portion of proceeds from the Private Placement deposited into the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination by November 12, 2026 (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Articles”) to extend the date by which the Company must consummate an initial Business Combination) or by such earlier liquidation date as the Company’s board of directors may approve (the “Combination Period”)), subject to applicable law, or (iii) the redemption of the Public Shares properly submitted in connection with a shareholder vote to amend the Amended and Restated Articles to modify (x) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (y) any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of the Public Shares (the “Public Shareholders”).

The Company will provide the Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable, if any), divided by the number of then outstanding Public Shares, subject to the limitations of applicable law and the Amended and Restated Articles. As of December 31, 2025, the amount of the Trust Account was $10.48 per Public Share.

The Ordinary Shares (as defined in Note 5) subject to redemption were recorded at a redemption value and classified as temporary equity at the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity”.

The Company has only the duration of the Combination Period to complete the initial Business Combination. If the Company is unable to complete its initial Business Combination within the Combination Period, the Company will as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable, if any, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

F-8

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, dated November 7, 2024 (as amended, the “Letter Agreement”), pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares (as defined in Note 5) and Public Shares in connection with (x) the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination and (y) a shareholder vote to approve an amendment to the Amended and Restated Articles to modify (1) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (2) any other material provisions relating to shareholders’ rights or pre-initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Amended and Restated Articles; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the Trust Account assets, less income taxes payable, provided that such liability will not apply to any claims by a third party (other than the Company’s independent public accountants) or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, there can be no assurance that the Sponsor will be able to satisfy those obligations.

Boost Run Business Combination

On September 15, 2025, the Company entered into a Business Combination Agreement (as amended by the Boost Run BCA Amendment (as defined and described in Note 10), the “Boost Run BCA”) with (i) Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), (ii) Boost Run Inc., a Delaware corporation (“Pubco”), (iii) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”, and together with the SPAC Merger Sub, the “Merger Subs”), (v) George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time (as defined below), of the Company’s shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Boost Run BCA, and (vi) Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Boost Run BCA.

F-9

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Prior to the Mergers (as defined below), the Company shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation. At the consummation (the “Closing”) of the transactions contemplated by the Boost Run BCA (the “Boost Run Business Combination”), (i) SPAC Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger”), as a result of which the securities of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described in the Boost Run BCA; (ii) Company Merger Sub will merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the securities of Boost Run immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described in the Boost Run BCA; and (iii) as a result of the Mergers, the Company and Boost Run will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company. As used herein, “Effective Time” means 5:00 p.m. New York City Time. on the date of the Closing (or such other date and/or time as may be agreed in writing by Boost Run and the Company), at which time each of the Mergers shall be consummated simultaneously by the filing of appropriate certificates of merger with the Secretary of State of the State of Delaware.

 For more information regarding the Boost Run BCA and the Boost Run Business Combination, see Item 1 “Business” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of which the accompanying financial statements and these notes thereto form a part (the “Report”), as well as the registration statement on Form S-4, which includes a proxy statement/prospectus, in connection with the Boost Run Business Combination and was initially filed by Pubco with the SEC on January 13, 2026, as may be amended from time to time (File No. 333-292712), and the other filings that the Company and Pubco may make from time to time with the SEC.

Liquidity, Capital Resources and Going Concern

As of December 31, 2025, the Company had $322,830 in cash and working capital deficit of $468,373.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that it has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Management plans to address this uncertainty through a Business Combination, such as the Boost Run Business Combination. If a Business Combination is not consummated by the end of the Combination Period, currently November 12, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. If a Business Combination is not consummated by then, the Company may, however, elect to seek to extend the Combination Period consistent with applicable laws, regulations and stock exchange rules. Such an extension requires the approval of the Company’s shareholders, who will be provided the opportunity at that time to redeem all or a portion of their Public Shares (which would likely have a material adverse effect on the amount held in the Trust Account and other adverse effects on the Company). Management has determined that the liquidity condition, the date of mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities in the accompanying financial statements should the Company be required to liquidate after the Combination Period. There can be no assurance that the Company will be able to consummate any Business Combination by the end of the Combination Period.

F-10

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the accompanying financial statements with another public company that is neither an (i) emerging growth company nor (ii) emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accompanying financial statements. Actual results could differ from those estimates.

Making estimates requires Management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the accompanying financial statements, which Management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $322,830 and $1,368,608 in cash and no cash equivalents as of December 31, 2025 and 2024, respectively.

Investments Held in Trust Account

As of December 31, 2025 and 2024, the assets held in the Trust Account, amounting to $132,583,821 and $127,163,421, respectively, were held in money market funds investing in Treasury securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in Treasury securities and generally have a readily determinable fair value, or a combination thereof. Such investments are classified as trading securities which are presented at fair value. Gains and losses resulting from the change in fair value of these securities are included in interest earned on investments in the Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. No amounts were withdrawn from the Trust Account in 2025 and 2024.

F-11

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Offering Costs

The Company complies with the requirements of the FASB ASC Topic 340-10-S99, “Accounting for Offering Costs”, and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC Topic 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applied this guidance to allocate Initial Public Offering proceeds from the Units between Public Shares and Public Warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the Public Warrants and then to the Public Shares. Offering costs allocated to the Public Shares were charged to temporary equity. Offering costs allocated to the Warrants were charged to shareholders’ deficit. After Management’s evaluation, the Warrants were accounted for under equity treatment.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to its short-term nature.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes”, which prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025 and 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the accompanying financial statements. Management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant Instruments

The Company accounted for the 6,325,000 Public Warrants and the 5,145,722 Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Accordingly, the Company evaluated and classified the Warrant instruments under equity treatment at their assigned values.

F-12

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the initial Business Combination. In accordance with FASB ASC Topic 480-10-S99, “Distinguishing Liabilities from Equity,” the Company classifies Class A Ordinary Shares subject to redemption outside of permanent deficit as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A Ordinary Shares resulted in charges against additional paid-in capital (to the extent available) and an accumulated deficit. Accordingly, as of December 31, 2025 and 2024, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the accompanying balance sheets. As of December 31, 2025 and 2024, the Class A Ordinary Shares subject to redemption reflected in the accompanying balance sheets are reconciled in the following table:

Gross proceeds	$126,500,000
Less:
Proceeds allocated to Public Warrants	(822,250)
Class A Ordinary Shares issuance costs	(7,466,569)
Plus:
Remeasurement of carrying value to redemption value	8,952,240
Class A Ordinary Shares subject to possible redemption, December 31, 2024	127,163,421
Plus:
Remeasurement of carrying value to redemption value	5,420,400
Class A Ordinary Shares subject to possible redemption, December 31, 2025	$132,583,821

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares (as defined in Note 5). Income and losses are shared pro rata between the two classes of Ordinary Shares. This presentation assumes a Business Combination as the most likely outcome. Net income per Ordinary Share is calculated by dividing the net income by the weighted average Ordinary Shares outstanding for the respective period.

The calculation of diluted net income per Ordinary Share does not consider the effect of the Warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 11,470,722 Class A Ordinary Shares in the calculation of diluted income per Ordinary Share, because their exercise is contingent upon future events. As a result, diluted net income per Ordinary Share is the same as basic net income per Ordinary Share for the year ended December 31, 2025 and for the period from July 3, 2024 (inception) through December 31, 2024. Accretion associated with the redeemable Class A Ordinary Shares is excluded from earnings per Ordinary Share as the redemption value approximates fair value.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per Ordinary Share for each class of Ordinary Shares:

	For the Year Ended December 31, 2025		For the Period from July 3, 2024 (inception) through December 31, 2024
	Class A	Class B	Class A	Class B
Basic and diluted net income per Ordinary Share:
Numerator:
Allocation of net income	$2,517,346	$921,104	$54,823	$62,067
Denominator:
Weighted-average shares outstanding	12,650,000	4,628,674	3,424,586	3,877,057
Basic and diluted net income per Ordinary Share	$0.20	$0.20	$0.02	$0.02

F-13

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3 — INITIAL PUBLIC OFFERING

In the Initial Public Offering that closed on November 12, 2024, the Company sold 12,650,000 Units, which included the full exercise of the Over-Allotment Option in the amount of 1,650,000 Option Units, at a price of $10.00 per Unit. Each Unit consists of one Class A Ordinary Share and one-half of one redeemable Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. Each Public Warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Note 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor, BTIG and Craig-Hallum purchased an aggregate of 5,145,722 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $5,145,722 in the aggregate, in the Private Placement. Of those 5,145,722 Private Placement Warrants, the Sponsor purchased 4,007,222 Private Placement Warrants and BTIG and Craig-Hallum, together, purchased an aggregate of 1,138,500 Private Placement Warrants. Each whole Private Placement Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment.

The Private Placement Warrants are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, BTIG and Craig-Hallum, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A Ordinary Shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) are entitled to registration rights and (iii) with respect to Private Placement Warrants held by the BTIG and Craig-Hallum and/or their designees, are not exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

Note 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On July 17, 2024, the Sponsor purchased, and the Company issued 4,364,250 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”, and together with the Class A Ordinary Shares, the “Ordinary Shares”), to the Sponsor (such shares, the “Founder Shares”) for $25,000, or approximately $0.006 per share. Subsequently, on September 27, 2024, the Company through a share capitalization issued to the Sponsor an additional 264,424 fully paid Class B Ordinary Shares; consequently, the Sponsor has purchased and holds an aggregate of 4,628,674 Class B Ordinary Shares. Following and because of that capitalization and issuance of additional Class B Ordinary Shares, the Sponsor is deemed to have purchased the Class B Ordinary Shares for $0.005 per share.

The number of Founder Shares outstanding was determined based on the expectation that the total size of the Initial Public Offering would be a maximum of 12,650,000 Units if the Over-Allotment Option was exercised in full, and therefore that such Founder Shares would represent approximately 26.79% of the issued and outstanding Ordinary Shares after the Initial Public Offering. Up to 603,740 Founder Shares were to be surrendered for no consideration depending on the extent to which the Over-Allotment Option was exercised. On November 12, 2024, the Over-Allotment Option was exercised in full and such Founder Shares are no longer subject to forfeiture.

F-14

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Pursuant to the Letter Agreement, the Sponsor and the Company’s directors and officers have agreed not to transfer, assign or sell any of their Founder Shares and any Class A Ordinary Shares issued upon conversion thereof until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements as the Sponsor and the Company’s directors and officers with respect to any Founder Shares (the “Lock-up”). Notwithstanding the foregoing, if (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination or (y) if the Company consummates a transaction after the initial Business Combination that results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the Lock-up.

IPO Promissory Note

The Sponsor agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering pursuant to a promissory note (the “IPO Promissory Note”). The loan was non-interest-bearing, unsecured and due at the earlier of December 31, 2024, or the closing of the Initial Public Offering. As of November 12, 2024, the Company had borrowed $103,576 under the IPO Promissory Note. Subsequently, on November 18, 2024, the Company paid the IPO Promissory Note balance of $103,576. As of December 31, 2025 and 2024, the IPO Promissory Note had been paid in full and borrowings under the IPO Promissory Note were no longer available.

Administrative Services Agreement

The Company entered into an agreement with an affiliate of the Sponsor, commencing on November 8, 2024, through the earlier of consummation of the initial Business Combination and the Company’s liquidation to pay an aggregate of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2025, the Company incurred and paid $120,000 in fees for these services. For the period from July 3, 2024 (inception) through December 31, 2024, the Company incurred and paid $20,000 in fees for these services.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Other than as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such Working Capital Loans. As of December 31, 2025 and 2024, no such Working Capital Loans were outstanding.

Note 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

F-15

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Registration Rights Agreement

The holders of the (i) Founder Shares, (ii) Private Placement Warrants and (iii) warrants that may be issued upon conversion of Working Capital Loans (and in each case holders of their underlying securities, as applicable) have registration rights to require the Company to register for resale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement, dated November 7, 2024, which the Company entered into with the Sponsor and the other signatories thereto. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to completion of the initial Business Combination. Notwithstanding anything to the contrary, BTIG and Craig-Hallum may only make a demand on one occasion and only during the five-year period beginning on the effective date of the IPO Registration Statement. In addition, BTIG and Craig-Hallum may participate in a “piggyback” registration only during the seven-year period beginning on the effective date of the IPO Registration Statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 1,650,000 Option Units to cover over-allotments, if any. On November 12, 2024, simultaneously with the closing of the Initial Public Offering, the Underwriters elected to fully exercise the Over-Allotment Option to purchase the additional 1,650,000 Option Units at a price of $10.00 per Option Unit.

The Underwriters were entitled to a cash underwriting discount of $2,530,000 (2.0% of the IPO Proceeds, including the proceeds from the Option Units). This amount was paid at the closing of the Initial Public Offering. Additionally, the Underwriters are entitled to a deferred underwriting fee of up to $4,427,500 (3.50% of the IPO Proceeds held in the Trust Account, including the proceeds from the Option Units) upon the completion of the initial Business Combination (the “Deferred Fee”), subject to the terms of the underwriting agreement, dated November 7, 2024, that the Company entered into with BTIG as the representative of the Underwriters (as amended by the Underwriting Agreement Amendment (as defined below), the “Underwriting Agreement”). The Deferred Fee shall be based partly on amounts remaining in the Trust Account following all properly submitted shareholder redemptions in connection with the consummation of the initial Business Combination. See Note 10 for more information on the Deferred Fee.

On October 17, 2025, the Company and BTIG entered into an amendment to the Underwriting Agreement (the “Underwriting Agreement Amendment”), pursuant to which the Deferred Fee of 3.5% of the IPO Proceeds payable to the Underwriters under the Underwriting Agreement upon the occurrence of the Specified Event (as defined in the Underwriting Agreement) shall be comprised of the following components: (i) a gross spread of 2.25% of the IPO Proceeds, payable to the Underwriters in cash, (ii) a gross spread of up to 0.75% of the IPO Proceeds, payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account after redemptions of Public Shares, solely in the event that the Company completes an initial Business Combination and (iii) a gross spread of 0.5% of the IPO Proceeds (the “Allocable Amount”), payable to BTIG in cash, provided that the Sponsor or the Company shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by the Company in consummating an initial Business Combination.

In addition, the Underwriting Agreement Amendment provides that each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Fee by giving written notice to the Company.

Advisory Agreement

On September 15, 2025, D.A. Davidson & Co. (“Davidson”) was engaged by the Company as a capital markets advisor in connection with the Boost Run Business Combination (the “Advisory Agreement”). For performing the services pursuant to the Advisory Agreement, the Company will pay Davidson a cash fee of $700,000, payable only upon closing the Boost Run Business Combination, which shall become due immediately upon the closing of the Boost Run Business Combination. The Advisory Agreement terminates upon the closing of the Boost Run Business Combination, or upon the written notice of either party.

F-16

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares

The Company is authorized to issue a total of 5,000,000 preference shares at par value of $0.0001 each. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Class A Ordinary Shares at par value of $0.0001 each. As of December 31, 2025 and 2024, there were no Class A Ordinary Shares issued or outstanding, excluding 12,650,000 Class A Ordinary Shares subject to possible redemption.

Class B Ordinary Shares

The Company is authorized to issue a total of 50,000,000 Class B Ordinary Shares at par value of $0.0001 each. On July 17, 2024, the Sponsor purchased, and the Company issued to the Sponsor, 4,364,250 Class B Ordinary Shares for $25,000, or approximately $0.006 per share. Subsequently, on September 27, 2024, the Company, through a share capitalization, issued to the Sponsor an additional 264,424 fully paid Class B Ordinary Shares; consequently, the Sponsor has purchased and holds an aggregate of 4,628,674 Class B Ordinary Shares. Following and because of that capitalization and issuance of additional Class B Ordinary Shares, the Sponsor is deemed to have purchased the Class B Ordinary Shares for $0.005 per share. As of December 31, 2025 and 2024, there were 4,628,674 Class B Ordinary Shares issued and outstanding.

The Founder Shares will automatically convert into Class A Ordinary Shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B Ordinary Shares convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, 26.79% of the sum of (i) the total number of all Class A Ordinary Shares outstanding upon the completion of the Initial Public Offering (including any Class A Ordinary Shares issued pursuant to the exercises of the Over-Allotment Option and excluding the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants), plus (ii) all Class A Ordinary Shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any warrants issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of Working Capital Loans) minus (iii) any redemptions of Public Shares by Public Shareholders in connection with an initial Business Combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share held on all matters to be voted on by shareholders. Unless specified in the Amended and Restated Articles or as required by the Companies Act (As Revised) of the Cayman Islands or stock exchange rules, an ordinary resolution under Cayman Islands law and the Amended and Restated Articles, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Amended and Restated Articles, such actions include amending the Amended and Restated Articles and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the Ordinary Shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B Ordinary Shares (i) have the right to vote on the appointment and removal of directors and (ii) are entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of Class A Ordinary Shares are not entitled to vote on these matters during such time. These provisions of the Amended and Restated Articles may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

F-17

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Warrants

As of December 31, 2025 and 2024, there were 11,470,722 Warrants outstanding, including 6,325,000 Public Warrants and 5,145,722 Private Placement Warrants. Each whole Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed herein. The Warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares issuable upon exercise of the Warrants is then effective and a prospectus relating thereto is current. No Warrant will be exercisable and the Company will not be obligated to issue a Class A Ordinary Share upon exercise of a Warrant unless the Class A Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the Class A Ordinary Share underlying such Unit.

Under the terms of the Warrant Agreement, dated November 7, 2024 that the Company entered into with Continental (the “Warrant Agreement”), the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of its Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the IPO Registration Statement or a new registration statement covering the registration under the Securities Act of the Class A Ordinary Shares issuable upon exercise of the Warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the Class A Ordinary Shares under applicable blue sky laws to the extent an exemption is not available.

F-18

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

If the holders exercise their Public Warrants on a cashless basis, they would pay the warrant exercise price by surrendering the Public Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares issuable upon exercise of the Public Warrants, multiplied by the excess of the “fair market value” of the Class A Ordinary Shares over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Public Warrants, as applicable.

The Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of Class A Ordinary Shares issuable upon exercise or the exercise price of a Public Warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the initial Business Combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

Additionally, if the number of outstanding Class A Ordinary Shares is increased by a share capitalization payable in Class A Ordinary Shares, or by a subdivision of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A Ordinary Shares issuable upon exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Note 8 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects Management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

F-19

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The following tables present information about the Company’s assets that are measured at fair value as of December 31, 2025 and 2024, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2025
Assets:
Investments in Trust Account	1	$132,583,821

	Level	December 31, 2024
Assets:
Investments in Trust Account	1	$127,163,421

The Company accounted for the 6,325,000 Public Warrants issued in connection with the Initial Public Offering and the 5,145,722 Private Placement Warrants issued in the Private Placement in accordance with the guidance contained in ASC 815. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values.

The fair value of Public Warrants was determined using a Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

November 12, 2024
Estimated share price	$9.93
Exercise price	$11.50
Term (years)	7.0
Annual risk-free rate	4.16%
Annual volatility after expected Business Combination date	5.0%

The Warrants are not remeasured subsequent to the date of the Initial Public Offering.

Note 9 — SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (the “CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the accompanying balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (Inception) Through December 31, 2024
General and administrative costs	$2,017,653	$167,031
Interest earned on investments in Trust Account	$5,420,400	$283,921

F-20

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

	December 31, 2025	December 31, 2024
Cash	$322,830	$1,368,608
Investments in Trust Account	$132,583,821	$127,163,421

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Investment Management Trust Agreement, dated November 7, 2024, which the Company entered into with Continental, as trustee of the Trust Account. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. General and administrative costs, as reported on the statements of operations, are the significant segment expenses provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the accompanying statements of operations and described within their respective disclosures.

Note 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheets date through the date that the accompanying financial statements were issued. Based upon this review, other than as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

On January 9, 2026, Simón Gaviria Muñoz, a director of the Company, executed a joinder agreement to the amendment to the Letter Agreement that the Company entered into in connection with the Boost Run BCA, with Pubco, Boost Run and the Underwriters, on the one hand, and the Sponsor and the Company’s directors and officers, on the other hand.

On January 13, 2026, the Company entered into Amendment No. 1 to the Business Combination Agreement, dated as of January 13, 2026, with (i) Boost Run, (ii) Pubco, (iii) the Merger Subs, (iv) the SPAC Representative and (v) the Seller Representative (the “Boost Run BCA Amendment”), which amends the Boost Run BCA to, among other things, (i) extend the Outside Date (as defined in the Boost Run BCA) to June 30, 2026, and (ii) remove the covenant that the post-closing Pubco board be comprised of a majority of directors who qualify as “independent” under the continued listing rules of The Nasdaq Stock Market LLC, as they exist as of the date of the Report.

On January 13, 2026, Pubco, Goodrich ILMJS LLC (the “SPV”) and the Sponsor entered into an amendment to the earnout agreement, dated September 15, 2025, which was entered into in connection with the signing of the Boost Run BCA (the “Earnout Agreement Amendment”). The Earnout Agreement Amendment, among other things, amends the number of Pubco Class A Common Stock, par value $0.0001 (the “Pubco Class A Common Stock”) the Sponsor and the SPV will receive. Pursuant to the Earnout Agreement Amendment, the previous share allocation of 1,687,500 newly issued shares of Pubco Class A Common Stock to the Sponsor and the SPV each has been amended to reflect that the Sponsor and the SPV will now be eligible to receive up to 1,125,000 and 1,968,750 newly issued shares of Pubco Class A Common Stock, respectively.

On January 13, 2026, the Company entered into a letter agreement with Boost Run and Craig-Hallum, pursuant to which, Craig-Hallum has agreed to reduce its portion of the Deferred Fee by $500,000, in exchange for the right of participation in any in any subsequent financing by Pubco (the “Pubco Subsequent Financings”) after the Closing where a bank or agent is paid commissions or fees (the “Right of Participation”). The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings. The Right of Participation will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of the Company, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of Boost Run Holdings, LLC

Opinion

We have audited the accompanying consolidated balance sheets of Boost Run Holdings, LLC (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects that cash outflows from operating expenses, lease commitments, finance lease and debt obligations will exceed available cash resources during the twelve months following issuance of the financial statements, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2025.

Charlotte, North Carolina

March 27, 2026

F-22

Boost Run Holdings, LLC

Consolidated Balance Sheets

(in thousands, except unit and per unit amounts)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash	$9,747	$335
Accounts receivable	2,607	253
Deferred transaction costs	1,002	-
Prepaid expenses	6,187	549
Other current assets	131	29
Total current assets	$19,674	$1,166
Operating lease right-of-use assets	8,828	2,938
Finance lease right-of-use assets	33,774	1,939
Equipment, net	14,866	6,903
Intangible assets	16	-
Capitalized software	276	371
Total assets	$77,434	$13,317

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$6,405	$77
Credit card payable	222	359
Operating lease liabilities, current	4,388	985
Finance lease liabilities, current	12,721	616
Other current liabilities	16,661	546
Debt, current	242	-
Total current liabilities	$40,639	$2,583
Operating lease liabilities, non-current	4,971	1,830
Finance lease liabilities, non-current	17,664	1,411
Related party loan, non-current	1,430	-
Debt, non-current	4,594	-
Total liabilities	$69,298	$5,824

Commitments and contingencies (Note 14)

Members’ capital:
Members’ interests	$11,182	$7,690
Additional paid-in capital	13,993	568
Accumulated deficit	(17,039)	(765)
Total members’ capital	8,136	7,493
Total liabilities and members’ capital	$77,434	$13,317

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Boost Run Holdings, LLC

Consolidated Statements of Operations

(in thousands, except unit and per unit amounts)

	For the Years Ended December 31,
	2025	2024

Revenue	$26,887	$7,935
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	3,891	1,930
Selling, general and administrative (excluding depreciation and amortization)	18,269	1,745
Depreciation and amortization	10,536	2,534
Colocation lease cost	5,244	1,795
Total operating costs and expenses	37,940	8,004
Loss from operations	$(11,053)	$(69)

Other (expense) income:
(Loss) gain on sale of fixed assets	(195)	54
Interest expense	(2,013)	(206)
Loss in fair value of digital asset receivable	(70)	-
Loss in change in fair value of liability-classified warrants	(2,992)	-
Other income, net	49	9
Total other expenses, net	(5,221)	(143)
Net loss	$(16,274)	$(212)

Net loss attributable to Class A unit holders - basic & dilutive	$(16,274)	$(212.00)
Weighted average units outstanding - Class A - basic & dilutive	8,500	8,500
Net loss per unit - Class A - basic & dilutive	$(1,914.59)	$(24.94)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

Boost Run Holdings, LLC

Consolidated Statements of Changes in Members’ Capital

(in thousands, except unit and per unit amounts)

	Members’ interests			Additional		Total
	Class A Units	Class C Units	Amounts	paid-in capital	Accumulated Deficit	members’ capital
Balance at December 31, 2023	8,500	-	$6,187	$-	$(553)	$5,634
Net loss	-	-	-	-	(212)	(212)
Unit-based compensation	-	-	-	568	-	568
Contributions	-	-	1,503	-	-	1,503
Balance at December 31, 2024	8,500	-	$7,690	$568	$(765)	$7,493
Net loss	-	-	-	-	(16,274)	(16,274)
Unit-based compensation	-	-	-	13,425	-	13,425
Contributions	-	-	500	-	-	500
Issuance of Class C Units	-	128	2,992	-	-	2,992
Balance at December 31, 2025	8,500	128	$11,182	$13,993	$(17,039)	$8,136

The accompanying notes are an integral part of these consolidated financial statements.

F-25

Boost Run Holdings, LLC

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2025	2024

Cash flows from operating activities
Net loss	$(16,274)	$(212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,536	2,534
Unit-based compensation expense	13,425	568
Loss (gain) on sale of fixed assets	195	(54)
Non-cash lease expense	3,344	400
Loss in change in fair value of digital asset receivable	70	-
Loss in change in fair value of liability-classified warrants	2,992	-
Non-cash interest expense	23	18
Changes in operating assets and liabilities:
Accounts receivable	(2,424)	(139)
Prepaid expenses	(5,638)	(743)
Other current assets	(75)	-
Accounts payable	6,086	39
Operating lease liabilities	(2,591)	(358)
Credit card payable	(138)	359
Other current liabilities	15,399	546
Net cash provided by operating activities	$24,930	$2,958
Cash flows from investing activities
Purchases of equipment	(11,553)	(3,729)
Purchase of intangible assets	(16)	-
Proceeds from sale of equipment	915	313
Capitalized software costs	-	(371)
Net cash used in investing activities	(10,654)	$(3,787)
Cash flows from financing activities
Capital contributions	500	1,503
Proceeds from Bridge Loan, net	4,812	-
Payments toward deferred transaction costs	(70)	-
Proceeds from Related Party Loan	1,430	-
Finance lease liabilities	(11,536)	(405)
Net cash (used in) provided by financing activities	(4,864)	$1,098
Net change in cash and cash equivalents	9,412	269
Cash and cash equivalents at beginning of the period	335	66
Cash and cash equivalents at end of the period	$9,747	$335
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,647	$188
Noncash investing and financing activity:
Right-of-use assets obtained in exchange for new finance lease liabilities	$37,035	$-
Right-of-use assets obtained in exchange for new operating lease liabilities	$9,135	$3,338
Purchased fixed assets included in accounts payable	$2,944	$-
Issuance of Class C Units	$2,992	$-
Deferred transaction costs in accounts payable and other current liabilities	$932	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-26

Boost Run Holdings, LLC

Notes to the Consolidated Financial Statements

(Amounts in thousands, except unit and per unit amounts)

Note 1. Description of Business and Basis of Presentation

Description and Organization

Boost Run Holdings, LLC (“Boost Run Holdings” or the “Company”) is a Delaware limited liability company formed on March 21, 2024, to serve as the parent entity of Boost Run LLC, an Illinois limited liability company originally organized on August 16, 2023. On March 22, 2024, Boost Run Holdings and Boost Run LLC entered into a contribution agreement under which Boost Run Holdings acquired 100% of the membership interests of Boost Run LLC, resulting in Boost Run LLC becoming a wholly owned subsidiary of Boost Run Holdings (the “Contribution”). This transaction represents a transfer of ownership interests between entities under common control and is accounted for in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations—Subtopic 50: Transactions Between Entities Under Common Control. Under this guidance, the assets and liabilities of Boost Run LLC were transferred to Boost Run Holdings at their carrying amounts as of the date of transfer, with no recognition of goodwill or gain/loss. The Contribution also results in a change in the reporting entity under U.S. generally accepted accounting principles (“GAAP”), with Boost Run Holdings now serving as the ultimate parent company for financial reporting purposes. Accordingly, comparative consolidated financial statements have been retrospectively adjusted to reflect the financial position and results of operations of Boost Run Holdings as if the entities had always been combined.

The Company owns and operates bare metal Graphics Processing Unit (“GPU”) servers housed within top-tier certified data centers. The Company’s compute offerings are generally more affordable than those of major cloud providers, depending on contract duration and model type. Through its Infrastructure as Code (“IaC”) automation, the Company enables customers to access its services in a simple and secure manner. This makes the Company’s platform an ideal solution for organizations seeking to run sophisticated artificial intelligence (“AI”) models, including Large Language Models (“LLMs”), generative models, and other high-performance computing workloads. Whether training massive neural networks, running inference at scale, or executing computationally intensive scientific simulations, the Company’s GPU servers deliver the necessary performance at a cost that supports operational efficiency.

Amended and Restated LLC Agreement

In August 2025, the Company entered into an Amended and Restated Limited Liability Company Agreement, replacing the original agreement dated March 22, 2024. The amended agreement formalizes a multi-class equity structure, including Class A, Class B, and Class C units, each with distinct economic and governance rights. Class A units retain voting rights and priority in distributions, Class B units are structured as profits interests subject to vesting and participation thresholds, and Class C units were issued to a lender in connection with a financing arrangement and are not profits interests and are not subject to vesting but do have participation thresholds. In August 2025, pursuant to the August 2025 Warrant Cancellation Agreement (as defined in Note 9 – Debt), the Company issued 128 newly-created Class C units. In September 2025, pursuant to the Amended and Restated LLC Agreement, the board of directors granted 506 Class B units.

Merger Agreement

On September 15, 2025, Willow Lane Acquisition Corp. (the “SPAC”) entered into a Business Combination Agreement (the “Merger Agreement”) by and among the SPAC, Boost Run Inc., (“Pubco”), Benchmark Merger Sub I Inc., a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and the Company.

F-27

The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, SPAC Merger Sub will merge with and into the SPAC (the “SPAC Merger”), with the SPAC surviving as a wholly-owned subsidiary of Pubco, and, immediately thereafter, Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving as a wholly-owned subsidiary of Pubco. By virtue of the consummation of the mergers, Pubco will become a publicly traded company, with the SPAC and the Company as its wholly owned subsidiaries. Prior to the closing of the Mergers, the SPAC will re-domicile from the Cayman Islands to the State of Delaware.

At closing, Boost Run Inc’s equity holders will receive total consideration consisting of (i) an $8,500 installment note, (ii) $441,500 in Pubco Class A and Class B Common Stock (based on a $10 per share valuation), and (iii) up to 7,875,000 additional Pubco Class A Common Shares (“Karos Earnout Shares”) contingent upon Pubco’s stock performance over a three-year earnout period. Karos Earnout shares will be issued in three equal tranches if Pubco’s volume-weighted average price per share meets or exceeds $12.50, $15.00, and $17.50, respectively, for twenty out of thirty consecutive trading days during the earnout period.

The transaction is intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code for U.S. federal income tax purposes. Each party to the Merger Agreement will be responsible for its own tax liabilities, including any adverse consequences arising from the failure of the transaction to qualify under Section 351.

Upon closing, Pubco will assume all outstanding SPAC securities, which will convert into equivalent Pubco securities.

Going Concern and Liquidity

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. Since inception in 2023, the Company has pursued rapid growth, investing heavily in equipment, data center leases, and personnel to meet rising demand for GPU infrastructure. For year ended December 31, 2025, the Company generated $26,887 in revenue and reported net loss of $16,274. The Company ended December 31, 2025 with a working capital deficit of $20,965, cash of $9,747, and lease liabilities totaling $39,744 (current and noncurrent). As of December 31, 2025 and 2024, the Company had an accumulated deficit of $17,039 and $765, respectively. In addition, on August 11, 2025, the Company drew $5,000 under its Bridge Loan Agreement (see Note 9 – Debt). The Company is obligated to make monthly interest payments during the first twelve months.

The Company’s current financial condition raises substantial doubt about its ability to continue as a going concern for a period of twelve months from the issuance date of the consolidated financial statements. Management’s plans to address this need for capital include Boost Run’s pursuit of a proposed business combination with the SPAC, which is expected to provide significant capital through the SPAC’s cash in trust and potential financing transactions in connection with such transaction, if any. This transaction, which attributes a pre-money equity valuation of approximately $441,500 to the Company and contemplates aggregate consideration consisting of (i) an installment note in the initial principal amount of $8,500 (ii) newly issued shares of Pubco common stock equal to $441,500 divided by $10.00 per share, and (iii) up to 7,875,000 Karos Earnout Shares based on post-closing stock price performance. This transaction is expected to provide the Company with substantial liquidity to support ongoing operations and future growth initiatives; however, actual proceeds from such transaction are not certain. As the transaction has not been consummated as of the financial statement issuance date, there can be no assurance that it will be completed on the anticipated terms or timeline.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP, as found in the ASC and Accounting Standards Updates (“ASUs”) of the FASB.

Principles of Consolidation

The consolidated financial statements include the accounts of Boost Run Holdings, LLC and Boost Run LLC. In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in members’ interests and cash flows. The consolidated financial statements include the consolidated financial statements of Boost Run Holdings, LLC and Boost Run LLC. All intercompany balances and transactions have been eliminated in consolidation.

F-28

Prior Period Reclassifications

Certain amounts in prior periods have been reclassified to conform with current period presentation. The reclassifications had no effect on previously reported net income or accumulated deficit.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions impact the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the recognition of revenues and expenses during the reporting period.

Estimates and judgments are based on several factors including historical experience, the facts and circumstances available at the time the estimates are made, general economic conditions and trends and the assessment of the probable future outcome. Significant estimates include the useful lives assigned to equipment and intangible assets, the fair value of blockchain awards receivable, the discount rates used for operating leases, unit-based compensation including the determination of the fair value of the Company’s Class B units (the “Profit Interest Units”) and warrants, and the determination of the fair value of the Company’s Class C units issued in conjunction with the execution of the Bridge Loan Agreement (see Note 9 – Debt), prior to the SPAC Merger.

Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of changes, if any, are reflected in the statements of operations in the period that they are determined.

Segment Information

The Company determined its operating segment after considering its organizational structure and the information regularly reviewed and evaluated by its chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is its Chief Executive Officer, who reviews the financial information on a regular basis for purposes of making operating decisions, allocation of resources, and assessing financial performance.

The CODM uses net income (loss) to measure segment profit or loss in order to identify underlying trends in the performance of the business for purposes of allocating resources and evaluating financial performance. The Company’s objective in making resource allocation decisions is to optimize the financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are cost of revenue, and selling, general and administrative expenses at the level which are presented in the Company’s statements of operations.

On the basis of these factors, the Company determined that it operates and manages its business as one operating segment and, therefore, has one reportable segment. The Company’s primary source of income is from GPU rental services. All ancillary revenue sources—such as revenue generated through the Boost Run Platform, third-party platforms, or brokers—are aggregated within this segment, as they primarily support the provision of GPU rental services. All of the Company’s long-lived assets are located in the United States, and substantially all revenue is earned from providing GPU rental services to customers throughout the United States.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

F-29

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and other current assets, accounts payable, credit card payable, and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments.

The fair values of the Class B Profit Interest Units issued in 2024 and 2025 (see Unit-Based Compensation policy within Note 2, Summary of Significant Accounting Policies and Note 12, Unit-Based Compensation) were determined using the Option Pricing Method (“OPM”), which allocates the Company’s equity value among the various classes of units based on the rights and preferences within the capital structure, assuming a future exit event.

This model incorporates Level 3 inputs and critical assumptions and it takes into account factors such as vesting conditions, liquidation preferences, and the relative seniority of each instrument. Given the absence of a public market for the Company’s units, a discount for lack of marketability (“DLOM”) was applied to arrive at the final per-unit fair value.

The OPM requires the use of significant assumptions including expected term, expected volatility, expected dividend yield, and the risk-free interest rate. The expected term represents the anticipated period the awards will remain outstanding, based on current expectations regarding a potential liquidity event. Volatility was estimated based on the historical volatilities of comparable publicly traded companies over a period consistent with the expected holding period. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant, with a maturity matching the expected term of the awards. The Company has not declared or paid dividends to date and does not anticipate doing so in the foreseeable future; accordingly, a dividend yield of zero was applied.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash with a high credit quality U.S. financial institution. At various times throughout the period, the Company’s cash deposits may exceed the amount insured by the Federal Deposit Insurance Corporation. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses of such amounts and management believes it is not exposed to any significant credit risk on its cash.

Concentration of Customers

The Company is exposed to certain inherent risks. The Company performs ongoing credit evaluations of its customers’ financial condition and requires no collateral. For each of the years ended December 31, 2025, and 2024 three customers contributed at least 10% of the Company’s revenue, representing approximately 76% and 94% of total revenue, respectively. For each of the years ended December 31, 2025 and 2024, three and one customers contributed to at least 10% of the Company’s accounts receivable, representing 95% and 89% of total accounts receivable, respectively.

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Cash

As of December 31, 2025 and 2024, the Company’s cash consists of bank deposits.

Deferred transaction costs

Deferred transaction costs, consisting of legal and accounting fees and costs relating to the Company’s planned Merger are capitalized and recorded on the consolidated balance sheets. The deferred transaction costs will be offset against the proceeds received upon the closing of the planned Merger. In the event that the Company’s plans for a Merger are terminated, all of the deferred transaction costs will be written off within operating expenses in the Company’s consolidated statements of operations. As of December 31, 2025 there were $1,002 of deferred transaction costs capitalized. As of December 31, 2024, there were no deferred transaction costs capitalized.

Accounts receivable

The Company records accounts receivable at the invoiced amount, net of allowances for doubtful accounts. The allowance for doubtful accounts is established through a provision for credit losses that reflects the Company’s estimate of expected credit losses over the life of the receivable, in accordance with ASC 326, Financial Instruments – Credit Losses. In developing this estimate, the Company considers a variety of factors, including historical collection experience, the aging of receivables, current and expected future economic conditions, customer-specific information, and other relevant qualitative factors.

Accounts receivable are written off when they are deemed uncollectible and after all reasonable collection efforts have been exhausted. Recoveries of accounts previously written off are recorded when received.

Equipment, net

Equipment acquired by the Company is recorded at cost, net of accumulated depreciation. Expenditures for repairs and maintenance are expensed as incurred, if any. Depreciation is computed using the straight-line method over the estimated useful life of the respective assets as follows:

Computer hardware	4 years
Computer equipment	3 years

Intangible Assets

The Company’s intangible assets consist solely of IP addresses, which are recognized when acquired and measured at cost or fair value if obtained through a business combination in accordance with ASC 805, Business Combinations (“ASC 805”). Intangible assets are evaluated to determine whether they are indefinite-lived or definite-lived based on legal, regulatory, and contractual factors. Indefinite-lived intangible assets are not amortized, while definite-lived intangible assets are amortized on a straight-line basis over their estimated useful life. As of December 31, 2025, the Company’s intangible assets are all indefinite-lived.

Intangible assets are tested for impairment in accordance with ASC 350-30, Intangibles – Goodwill and Other (“ASC 350”) for indefinite-lived assets and ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”) for definite-lived assets whenever events or changes in circumstances indicate the carrying amount may not be recoverable, or annually for indefinite-lived assets. Impairment losses, if any, are recognized in the Consolidated Statements of Operations. Costs to maintain or renew intangible assets are expensed as incurred. As of December 31, 2025, there was no impairment of the Company’s IP addresses.

Internal-Use Software

The Company capitalizes certain costs incurred for the development and implementation of computer software for internal use. These costs generally relate to the development and implementation of the internally developed software for the Company’s use in managing business activities. The Company capitalizes these costs when it is determined that it is probable that the project will be completed and the software will be used to perform the function intended, and the preliminary project stage is completed. Capitalized internal-use software development and implementation costs are included in equipment, net within the consolidated balance sheets. Capitalized implementation costs are amortized on a straight-line basis over the estimated useful life of four years. Costs related to the preliminary project stage, post-implementation, training and maintenance are expensed as incurred. For the year ended December 31, 2025, the Company recorded $96 of amortization expense related to internal-use software, which is included in the consolidated statement of operations. No amortization expense was recognized for these assets during the year ended December 31, 2024.

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Leases - Lessee

The Company, as lessee, has entered into operating and finance leases for office space, data center facilities, and hardware. In accordance with ASU 2016-02, Leases (“Topic 842”), as amended, the Company determines whether an arrangement is, or contains, a lease at the inception of the arrangement based on the unique facts and circumstances present in the arrangement, including whether the Company controls the use of identified assets. If a lease is determined to exist, the term of such lease is assessed based on the commencement date on which the underlying asset is made available for the Company’s use by the lessor. The Company’s assessment of the lease term reflects the non-cancelable term of the lease, inclusive of any rent-free periods and periods covered by early-termination options which the Company is reasonably certain of not exercising, as well as periods covered by renewal options which the Company is reasonably certain of exercising. The Company also determines lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and presentation over the lease term. The total consideration in the Company’s operating leases are recognized as lease expense on a straight-line basis. The Company recognizes the amortization of its finance lease right-of-use assets on a straight-line basis and separately recognizes the accretion of interest on the finance lease liability using the effective interest method.

The Company has elected to apply the available expedient to combine lease and associated non-lease components for all classes of underlying assets. For leases with a term exceeding twelve months, a lease liability is recognized on the Company’s consolidated balance sheets at lease commencement, reflecting the present value of its fixed payment obligations over the lease term. A corresponding right-of-use asset equal to the initial lease liability is also recognized, adjusted for any prepaid rent and initial direct costs incurred in connection with the execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of its fixed payment obligations for a given lease, the Company uses its incremental borrowing rate, as the rates implicit in the Company’s leases are not readily determinable. The Company’s incremental borrowing rate reflects the rate it would pay to borrow on a similarly secured basis and term, the economic environment of the associated lease, and other relevant information available to management.

For leases with a term of twelve months or less, at commencement, and that do not include an option to purchase the underlying assets that the Company is reasonably certain to exercise, the Company has elected the expedient to not measure and recognize an associated lease liability or right-of-use asset.

For the Company’s operating leases, fixed lease payments are recognized as lease expense on a straight-line basis over the lease term. Variable lease costs are recognized as the obligation for payment is incurred and primarily consist of insurance and property tax reimbursements to the lessor for its office space lease and electrical overage costs for its colocation leases.

The Company addresses lease modifications that are not accounted for as separate leases at the effective date of the modification. If the terms and conditions of the lease are changed, the classification of the lease is reassessed, the lease payments are updated and the lease liability is remeasured using the applicable incremental borrowing rate at the effective date of the lease modification. Any resulting changes in the lease liability are recognized in the carrying amount of the related right-of-use asset.

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Leases - Lessor

Revenues from GPU Rentals

The Company generates revenue by providing customers with access to its high-performance GPU servers under GPU rental agreements. The Company enters into contracts with both end customers and with third parties who separately contract with their own customers to use Boost Run’s services. These agreements contain lease components for the right to use specifically identified GPU servers and related hardware within dedicated data center areas, along with non-lease components for ancillary services which include the provision of power, internet connectivity, security, and customer support. The company has elected the lessor practical expedient available under ASC Topic 842, Leases, to combine the non-lease components that have the same pattern of transfer as the related operating lease components into a single combined component. The single combined component is accounted for under ASC Topic 842 as an operating lease if the lease components are the predominant components and is accounted for under ASC Topic 606 if the nonlease components are the predominant components. The lease components are the predominant components in our GPU rental arrangements and the single combined components in these arrangements are accounted for under the operating lease guidance of ASC Topic 842.

The agreements provide customers with the exclusive right to control the use of the GPU servers during the contract term, including the ability to determine workloads, GPU utilization, and end-user access. Lease terms are based on the stated noncancellable initial term of the order, commencing when servers are provisioned. The initial terms of the GPU rental agreements may be extended if mutually agreed by both parties.

We have concluded that it is probable that substantially all of the payments will be collected over the term of the arrangements and recognize the combined lease component payments on a straight-line basis over the respective lease terms. The difference between revenue recognized during the period and the contractual payments made is recorded in customer deposits classified in accrued expenses and other current liabilities in the consolidated balance sheets.

Certain agreements include variable payments related to a percentage of net revenues generated in the period or for additional capacity or ancillary services requested by customers. Variable lease payments are recognized in profit or loss when the changes in facts and circumstances on which the variable lease payments are based occur. The GPU servers remain on the Company’s balance sheet and continue to be depreciated over their estimated useful lives of approximately four years.

In certain instances, payments can be collected in USDC, a stablecoin redeemable on demand on a one-to-one basis for U.S. dollars, with revenue measured based on the total amount of USDC received. USDC received as a form of payment are quickly converted to cash such that the Company held $0 in USDC as of December 31, 2025.

Debt

The Company issued a bridge loan to a lender (see Note 9 – Debt). The Company’s bridge loan is carried at an amortized cost basis, net of unamortized debt issuance costs and discount. The debt issuance costs and discount associated with the term loan are recorded as a reduction of the carrying value of the bridge loan and amortized to interest expense in the consolidated statements of operations using the effective interest method over the contractual terms of the bridge loan.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify of the performance obligations in the contract;
●	Step 3: Determine of the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when, or as, the Company satisfies a performance obligation.

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In order to identify the performance obligations in a contract with a customer, an entity must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and
●	The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration
●	Constraining estimates of variable consideration
●	The existence of a significant financing component in the contract
●	Noncash consideration
●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized under the accounting contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time, as appropriate.

Blockchain Rewards

Blockchain rewards represent the revenues earned from the provision of GPU computing services to decentralized networks, Bittensor and Aethir. The Company contributes computing power to these networks, who meet the definition of a customer under ASC 606, in exchange for consideration in the form of TAO and ATH respectively (collectively, “digital assets”).

The Company’s performance obligation is to provide computing services that support network operations and validation. Each arrangement consists of a single performance obligation that is satisfied over time as the customer simultaneously receives and consumes the benefits of the services provided. Contracts with customers are open-ended and can be terminated at any time without penalty. Accordingly, the contract term is limited to the period in which services are provided. For Bittensor, this period is defined as the processing of a block, or unit of data in the Bittensor blockchain, which takes approximately 72 minutes, after which rewards are calculated and distributed. For Aethir, rewards and service fees are calculated daily.

The transaction price is measured at the fair value of the digital assets earned at the end of the contract term when the consideration becomes determinable. Revenue is recognized over time as services are provided, with recognition occurring at the point the earned amount is fixed and determinable. Digital assets received as a form of payment are converted to cash or used to fulfill expenses shortly after they are earned. As such, the Company held $0 in TAO and ATH as of December 31, 2025.

Accounts receivable denominated in digital assets represent rights to receive a fixed amount of digital assets and are initially measured at the fair value of the asset receivable. These receivables are accounted for as hybrid instruments, with a receivable host contract that contains an embedded derivative based on the changes in the fair value of the underlying digital asset. The embedded derivative is accounted for at fair value.

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Cost of Revenue (excluding depreciation and amortization)

Cost of revenue primarily consists of data center service fees and building rent, excluding depreciation and amortization, including costs associated with the Company’s facilities, such as third-party service fees, business licenses, personnel costs for employees involved in data center operations and customer success, including salaries, bonuses, benefits, unit-based compensation expense, and other related expenses.

Colocation rent (which includes utilities) and depreciation and amortization are reported separately as an operating cost and expense.

Selling, General and Administrative (excluding depreciation and amortization)

Selling expense consists of personnel costs associated with selling and marketing the Company’s platform, such as salaries, unit-based compensation expense, travel expenses, and other related expenses, short term and variable lease cost, and third-party professional services costs associated with marketing programs.

General and administrative expense consist of costs associated with corporate functions including the Company’s finance, legal, human resources, information technology (“IT”), and facilities. These costs include personnel costs, such as salaries, bonuses, benefits, unit-based compensation expense, and other related expenses, third-party professional services costs, such as legal, accounting, and audit services, corporate facilities, depreciation for equipment and other costs necessary to operate our corporate functions, including expenses for non-income taxes, insurance, and office rental.

Depreciation and amortization related to selling, general and administrative are reported separately as an operating cost and expense.

Advertising Expense

The Company has not incurred any advertising expenses since inception. Advertising costs are expensed as incurred.

Unit-based Compensation

The Company grants Class B units to employees in exchange for services rendered to or on behalf of the Company and represents Profits Interests. The Company measures all Class B units granted to employees, directors and non-employees in accordance with ASC 718, Compensation—Stock Compensation, based on the fair value of the awards on the date of grant. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided as if the entity had paid cash for the goods or services. The Company elected to account for forfeitures of awards as they occur.

The Company classifies unit-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of the Profit Interest Units was estimated as described in the Fair Value Measurements section above, based on third-party valuations. As a privately held company, the fair value of the common units is determined by the board of directors at each grant date.

Colocation Lease Cost

Colocation lease costs represent the costs the Company incurs to rent data centers to house their GPUs. The expenses consist of costs such as operating lease expenses related to the data centers and equipment, as well as short-term lease cost and variable lease costs.

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Income Taxes

The Company is a limited liability company. As a limited liability company, the Company has elected to be treated as a partnership for federal and state income tax reporting purposes. Accordingly, for federal and certain state income tax purposes, the Company’s income will be included in the income tax returns of its members. In most jurisdictions, income tax liabilities and/or tax benefits are passed through to the individual members. As a result, there is no income tax impact to the Company’s consolidated financial statements.

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Further, this standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation first will be required to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based upon the technical merits of the position. All related interest and penalties would be expensed as incurred. The Company has evaluated its tax positions for the years ended December 31, 2025 and 2024 and does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying consolidated financial statements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-08, Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which provides guidance on the accounting for and disclosure of crypto assets and requires that the Company (i) subsequently remeasures crypto assets at fair value in the consolidated balance sheets and record gains and losses from remeasurement in net income (loss) in the consolidated statements of operations; (ii) present crypto assets separate from other intangible assets in the consolidated balance sheets; (iii) present the gains and losses from remeasurement of crypto assets separately in the consolidated statements of operations; and (iv) provide specific disclosures for crypto assets. The amendments in ASU 2023-08 are effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2023-08 as of January 1, 2025.

In May 2025, the FASB issued ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which revises the guidance in Accounting Standards Codification (“ASC”) 805, Business Combinations, on identifying the accounting acquirer in a business combination in which the legal acquiree is a variable interest entity (VIE). The amendments in ASU 2025-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company adopted ASU 2025-03 as of January 1, 2025 in conjunction with the contemplating Mergers aforementioned. There has been no impact on the Company’s financial position, results of operations or cash flows as a result of the adoption.

Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“ASC 2024-03”), which requires entities to disaggregate any relevant expense caption presented on the face of the income statement within continuing operations into the following required natural expense categories, as applicable: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities or other depletion expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact this amended guidance may have on its consolidated financial statements.

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In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASC 2025-05”), which provides a practical expedient for all entities in developing reasonable and supportable forecasts as part of estimating expected credit losses to assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset. The amendments in ASU 2025-05 are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact this amended guidance may have on its consolidated financial statements.

There are no other new accounting pronouncements that are expected to have a significant impact on the Company’s consolidated financial statements.

Note 3. Prepaid Expenses

Prepaid expenses consisted of the following:

	December 31,
	2025	2024
Operating lease prepaid	$6,050	$546
Other	137	3
Total prepaid expenses	$6,187	$549

Note 4. Equipment, Net

Equipment, net consisted of the following:

	December 31,
	2025	2024
Computer hardware	$11,025	$9,257
Fixed assets not in service	8,094	-
Computer equipment	28	28
	19,147	9,285
Less: accumulated depreciation	(4,281)	(2,382)
Equipment, net	$14,866	$6,903

All computer hardware shown above is leased to customers under operating lease arrangements.

Depreciation expense for equipment was $2,487 and $2,059 during the year ended December 31, 2025 and 2024, respectively. The net carrying value of disposals of long-lived assets for the years ended December 31, 2025 and 2024 was $1,110 and $258, respectively

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Note 5. Revenues

The following table presents the Company’s disaggregated revenues:

	For the Years Ended December 31,
	2025	2024
Lease revenue	$21,224	$7,935
Blockchain award revenue	5,663	-
Total revenue	$26,887	$7,935

Note 6. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The carrying values of the Company’s accounts receivable, prepaid expenses, other current assets, accounts payable, credit card payable, and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt.

Financial Instruments Recorded at Fair Value on a Recurring Basis

August 2025 Warrant

As discussed in Note 9 – Debt, in August 2025, the Company issued a warrant under the Bridge Loan Agreement granting the holder rights to acquire up to 2.40% of a subsidiary’s economic interests on a fully diluted basis, subject to incremental increases tied to additional loan advances (the “August 2025 Warrant”). The issuance value of the August 2025 Warrant was $0 due to an error in the language of the agreement. The August 2025 Warrant was subsequently cancelled on August 28, 2025, pursuant to a Warrant Cancellation Agreement, and in exchange, the holder received Class C units in Boost Run Holdings, LLC. The settlement value of the August 2025 Warrant was equal to the fair value of the Class C units on the date of issuance (see below in “Financial Instruments Not Recorded at Fair Value on a Recurring Basis” and Note 11 – Members’ Capital.”

The following table provides a summary of changes in the estimated fair value of the August 2025 Warrant using significant Level 3 inputs:

Balance - January 1, 2025	$-
Issuance of August 2025 Warrant	-
Change in fair value of the August 2025 Warrant	2,992
Settlement of the August 2025 Warrant	(2,992)
Balance - December 31, 2025	$-

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The change in fair value of the August 2025 Warrant is recorded as loss in change in fair value of liability-classified warrants in the consolidated statement of operations for the year ended December 31, 2025.

Digital Asset Receivable

As part of the Company’s Blockchain Rewards revenue generating activities, the Company was required to make an initial deposit of USDC and ATH tokens with the Aethir network. These tokens are given to the network in connecting with staking services and remain with the network until the end of the company’s provision of services to the network. As tokens are held and controlled by the network, the deposit represents a receivable for the Company, accounted for as a hybrid instrument under ASC 815 with the host contract representing the underlying digital assets receivable and an embedded derivative based on the changes in fair value of the underlying digital assets. Digital assets receivable are included in accounts receivable in the consolidated balance sheets.

The Company uses active spot prices as the only key input to determine the fair value of the embedded derivative related to digital assets receivable. Fair value is measured using quoted digital asset prices at the time of measurement within the Company’s principal market. Key inputs for measuring the embedded derivative on digital assets receivable are observable and can be validated against pricing sources with reasonable price transparency. The reliance on observable inputs supports the categorization of the embedded derivative as Level 2 within the fair value hierarchy.

The following table provides a summary of changes in the estimated fair value of the digital asset receivable using Level 2 inputs:

Balance - January 1, 2025	$-
Staking deposit	98
Change in fair value	(70)
Balance - December 31, 2025	$28

The change in fair value of the digital asset receivable is recorded as loss in fair value of digital asset receivable in the consolidated statement of operations for the year ended December 31, 2025.

Financial Instruments Not Recorded at Fair Value on a Recurring Basis

Profit Interest Units and Class C units

The fair values of the Profit Interest Units and the Class C units issued in 2025 were determined using the Option Pricing Method (“OPM”), which allocates the Company’s equity value among the various classes of units based on the rights and preferences within the capital structure, assuming a future exit event.

This model incorporates Level 3 inputs and critical assumptions, and it takes into account factors such as vesting conditions, liquidation preferences, and the relative seniority of each instrument. Given the absence of a public market for the Company’s units, a discount for lack of marketability (“DLOM”) was applied to arrive at the final per-unit fair value.

The OPM requires the use of significant assumptions including expected term, expected volatility, expected dividend yield, and the risk-free interest rate. The expected term represents the anticipated period in which the awards will remain outstanding, based on current expectations regarding a potential liquidity event. Volatility was estimated based on the historical volatilities of comparable publicly traded companies over a period consistent with the expected holding period. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant, with a maturity matching the expected term of the awards. The Company has not declared or paid dividends to date and does not anticipate doing so in the foreseeable future; accordingly, a dividend yield of zero was applied.

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Based on these assumptions, the probability-weighted fair value per Class C unit was $23,414 resulting in an aggregate fair value of approximately $2,992 for 128 units issued. The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. See Note 11 – Member’s Capital for additional information.

The Profit Interest Units are accounted for as unit-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Refer to Note 12 – Unit-Based Compensation for information regarding the grant date fair value of the grants during the period.

Note 7. Other Current Liabilities

Other current liabilities consisted of the following:

	December 31,
	2025	2024
Customer deposits	$15,426	$424
Accrued bonus	248	122
Taxes	6	-
Other	981	-
Total other current liabilities	$16,661	$546

Note 8. Leases

Operating Leases

GPU Sale-leaseback

In January 2024, the Company entered into a sale-leaseback agreement. Under this agreement, the Company sold GPU servers valued at $590 to a third party and simultaneously leased them back for a term of 36 months, with monthly rent payments of $16. Control was deemed to have transferred to the third party and the lease was determined to be classified as operating. The Company de-recognized the GPU servers and recognized the operating lease on its consolidated balance sheets.

Colocation and office leases

The Company enters into colocation leases in the United States for dedicated data center space where the Company keeps its GPU servers and related hardware. The colocation leases have lease terms up to three years and require fixed monthly payments to be made over the lease term. The colocation leases provide the Company with minimum amounts of power capacity and costs for overages above the established capacity thresholds are charged to the Company. These overage payments are treated as variable lease payments and are excluded from the measurement of the colocation leases. During both 2024 and 2025, the Company entered into two colocation leases with three-year lease terms in each period.

The Company leases office space in Chicago, IL, with an initial lease term of 12.5 months and the lease automatically extends for additional twelve-month renewal terms unless the Company provides advance notice of its intent to terminate the lease at the end of the then-current lease term. At lease commencement, the Company was reasonably certain to exercise the second renewal option which is scheduled to expire in February 2027.

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Finance Leases

During 2024, the Company entered into four finance lease agreements for GPU servers that commenced during the first half of 2024 and have 36-month lease terms. These leases provide the Company with an option to purchase the underlying assets at the end of the lease term for the lesser of the fair market value at that time and a specified percentage of the agreed upon cost of the asset at inception. During 2025, the Company entered into nine finance lease agreements for GPU servers that commenced in the first and second quarters of 2025 and have 30-month lease terms. The Company has the option at lease-end to purchase the equipment at fair market value, not to exceed 20% of the acquisition cost, continue leasing, or return the equipment. The Company is reasonably certain to exercise the available purchase options for the finance lease agreements that commenced in 2024 and 2025.

Short-term Leases

In October 2023, the Company entered into a twelve-month lease for dedicated colocation space and related services, whereby the Company can terminate at any time for convenience with advance notice of sixty days, with optional term extension. The lease is treated as a short-term lease and is not recognized on the consolidated balance sheets. The Company paid fees of $242 and $1,117 during the year ended December 31, 2025 and 2024, respectively. The Company terminated the lease in the first quarter of 2025.

The components of lease cost were as follows:

Lease cost:	Financial statement line item	December 31, 2025	December 31, 2024
Operating lease cost:
Operating lease expense - data centers	Colocation lease cost	$3,609	$326
Operating lease expense - office and equipment	Colocation lease cost	215	197
Finance lease cost:
Amortization of right-of-use assets	Depreciation and amortization	7,960	475
Finance lease interest expense - office and equipment	Interest expense	1,746	206

Short-term lease cost	Colocation lease cost	242	1,117
Variable lease cost	Colocation lease cost	1,178	154
Total lease cost		$14,950	$2,475

Information relating to the weighted average remaining lease term and discount rate is as follows:

	December 31, 2025	December 31, 2024
Weighted Average Remaining Lease Term (Years)
Operating leases	2.1	2.6
Finance leases	1.8	2.3
Weighted Average Discount Rate
Operating leases	6.54%	7.47%
Finance leases	6.62%	11.93%

Supplemental disclosure of cash flow information related to leases is as follows:

	December 31, 2025	December 31, 2024
Lease Payments
Operating cash flows for operating leases	$3,169	$481
Operating cash flows for finance leases	$1,647	$188
Financing cash flows for finance leases	$11,536	$405

The following table presents the maturity of the Company’s operating and finance lease liabilities as of December 31, 2025:

	Operating Leases	Finance Leases
2026	$4,838	$14,268
2027	4,295	18,323
2028	850	-
2029	-	-
2030	-	-
Thereafter	-	-
Total lease payments	9,983	32,591
Less: imputed interest	(624)	(2,206)
Present value of lease liabilities	$9,359	$30,385

The Company entered into two colocation leases that had not yet commenced as of December 31, 2025, and are therefore excluded from the consolidated financial statements and the disclosures above. These leases have three and seven-year lease terms, are expected to commence in the first quarter of 2026, and require the Company to make fixed payments totaling $6,260 and $114,907, respectively, on an undiscounted basis. The Company was required to pay $365 and $3,824, in prepayments related to these leases during the third quarter and fourth quarter of 2025, respectively. Additionally, the seven-year colocation lease required the Company to issue a standby letter of credit in the amount of $6,435 during the fourth quarter of 2025.

F-41

During the year ended December 31, 2025, the Company made advance payments totaling $1,860 to secure leases of GPUs. The leases are expected to be executed and commence in the first quarter of 2026.

Lessor Accounting

The Company generates income by renting access to its Nvidia GPUs through its proprietary platform, third-party AI platforms, and GPU brokers, under rental agreements. The Company’s agreements with lessees are categorized as either having terms greater than one month or having month-to-month terms. For the Company’s agreements greater than one month, lessees are required to make up-front payments at the inception of the agreement. Lessees in month-to-month agreements are required to make payments in arrears after the provision of services has been rendered. Accordingly, as of December 31, 2025, lessees were not contractually obligated to make any future payments pursuant to existing agreements in place in excess of the accounts receivable balance of $2,607 presented on the Company’s consolidated balance sheets. For year ended December 31, 2025 and 2024, lease income generated for operating leases was $21,224 and $7,935, respectively.

Note 9. Debt

Bridge Loan

On August 11, 2025, the Company entered into a bridge loan agreement (the “August 2025 Bridge Loan Agreement”) providing for an initial draw of $5,000, with up to an additional $20,000 available at the lender’s discretion. The loan bears interest at the prime rate plus 4.50%, with interest-only payments for the first 12 months, followed by monthly amortization of 1.25% of the principal. The Company incurred a total debt discount of $142 and issuance costs of $46 at issuance which are being amortized over the life of the loan, and were $124 and $40 at December 31, 2025, respectively. The carrying amount of the bridge loan at December 31, 2025 was $4,836. The loan matures on August 11, 2028, and is secured by substantially all of the Company’s assets. The agreement includes customary financial covenants. As of December 31, 2025, the bridge loan had an outstanding balance of $5,000. The Company has opted to pay interest due in advance, therefore, there is no accrued interest recorded in the consolidated statements of operations for the year ended December 31, 2025. Interest expense associated with the bridge loan obligation, including amortization of debt issuance costs and discounts, was $262 within the consolidated statements of operations for the year ended December 31, 2025. Although, pursuant to the terms of the bridge loan, delivery of certain required administrative documents did not occur and such omission constituted an event of default under the August 2025 Bridge Loan Agreement, the event of default was subsequently remedied through the Amended August 2025 Bridge Loan Agreement as discussed in Note 16 - Subsequent Events.

Related Party Loan

On November 25, 2025, the Company entered into a subordinated loan agreement with its CEO, Andrew Karos, under which the Company borrowed $1,430 (the “Related Party Loan”). The loan bears interest at 4.33% per annum and is subordinated to the Company’s obligations under its Bridge Loan. The loan matures on the earlier of August 11, 2028, or 91 days after repayment of the Bridge Loan, with optional prepayment with no penalty. The proceeds of the loan are to be used for equipment and or colocation expenses.

As of December 31, 2025, the outstanding principal balance of the Related Party Loan was $1,430, and accrued, but unpaid interest was $5. Also, see Note 10 – Related Party Agreement.

F-42

Warrant Agreement

In connection with the August 2025 Bridge Loan Agreement, on August 11, 2025, the Company issued the August 2025 Warrant (as defined in Note 5 – Fair Value Measurements), entitling the holder to purchase equity interests representing 1.00% of the Company subsidiary’s economic interests on a fully diluted basis, at an aggregate exercise price of $750. The August 2025 Warrant provided for incremental increases in the equity percentage of 0.35% for each $5,000 of additional loans advanced under the August 2025 Bridge Loan Agreement, up to a maximum of 2.40%.

On August 28, 2025, the Company and the warrant holder entered into a Warrant Cancellation Agreement (the “August 2025 Warrant Cancellation Agreement”), pursuant to which the August 2025 Warrant was cancelled in its entirety. In consideration for the cancellation, the warrant holder received Class C units in Boost Run Holdings, LLC. See Note 11 – Members’ Capital for more details related to the issuance of Class C units. See Fair Value Measurements under Note 2 – Summary of Significant Accounting Policies for the valuation methodology and assumptions used to derive the fair value of the Class C units.

Debt Maturities

The following table reflects the Company’s debt maturities:

2026	$250
2027	750
2028	5,430
2029	-
Thereafter	-
Less: Unamortized debt issuance costs and discount at December 31, 2025	(164)
$6,266

Note 10. Related Party

On November 25, 2025, the Company entered into the Related Party Loan with its CEO, Andrew Karos, under which the Company borrowed $1,430. Refer to Note 9 – Debt for more information.

Note 11. Members’ Capital

The Company has authorized an unlimited number of Class A, Class B and Class C units as of December 31, 2025, of which 8,500 Class A units 128 Class C units are issued and outstanding. The Company is entitled to make distributions to members as approved by the managing member. Class A units have priority over the Class C.

Class C Units

On August 28, 2025, the Company issued 128 Class C units in connection with the 2025 August Warrant Cancellation Agreement (see Note 9 – Debt), which entitle the holder to certain economic rights in Boost Run Holdings, LLC. These units are non-voting and are subject to a participation threshold of $6,394 per unit. Distributions to Class C unit holders are subordinate to the return of capital to Class A members and are only made after the Class A members have received distributions equal to their return of capital and certain Class C participation thresholds have been met. Additional Class C units may be issued to the holder upon the funding of subsequent draw loans under the August 2025 Bridge Loan Agreement, with up to 179 Class C units issuable in total if the full $20,000 of subsequent loans are advanced. The Class C units are also subject to customary transfer restrictions, lack voting rights except in limited circumstances, and are governed by the terms of the Holdings LLC Agreement. The Company has determined that the Class C units are recorded as permanent equity, classified in member’s interests in the consolidated balance sheet. No redemption features exist outside issuer control.

F-43

As discussed in Note 5 – Fair Value Measurements, the Company estimated the fair value of the Class C Units using the following Black-Scholes model assumptions on the date of grant:

August 30,
2025
Weighted average expected volatility	82.5%
Risk-free interest rate	3.8%
Dividend yield	0%
M&A expected term (years)	1.0
de-SPAC scenario (years)	0.45
M&A Discount for lack of marketability (“DLOM”)	20%
deSPAC DLOM	12.5%

The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

Note 12. Unit-Based Compensation

Pursuant to the Amended and Restated Limited Liability Company Agreement dated August 2025 to provide appropriate equity-based incentives to key employees, the Company issued Profit Interest Units to individuals in exchange for services rendered to or on behalf of the Company. These units, once granted, are generally subject to vesting conditions, which may vary by individual.

Profit Interest Units do not require any capital contribution and entitle holders to share in the future appreciation of the Company’s fair market value through distributions. A Profit Interest Unit becomes eligible for distributions only if: (i) the unit is vested as of the distribution date, and (ii) the total distribution amount exceeds a threshold (or “Participation Threshold”) amount established by the Board on the date of grant. Holders of Profit Interest Units, however, have no voting rights with respect to such units on matters concerning the Company’s business or affairs.

The Profit Interest Units are accounted for as unit-based compensation in accordance with ASC 718, Compensation – Stock Compensation. These units generally vest over two years and do not have a contractual expiration date. The Profit Interest Units are subject to forfeiture until the service-based vesting requirement is satisfied through continued employment or service with the Company.

The following is a summary of the Profit Interest Unit activity for the year ended December 31, 2025:

	Profit Interest Units	Weighted Average Profit Interest Unit Participation Threshold
Unvested balance as of December 31, 2023	-	$-
Granted	3,643	1,000
Vested	-	-
Forfeited	-	-
Unvested balance as of December 31, 2024	3,643	1,000
Granted	506	4,418
Vested	(126)	4,418
Forfeited	-	-
Unvested balance as of December 31, 2025	4,023	$1,322
Vested balance as of December 31, 2025	126	$4,418

During the years ended December 31, 2025, the Company granted 506 profit interest units that include post-termination restrictive covenants. The Company determined that these awards do not contain substantive service conditions for accounting purposes under ASC 718. Accordingly, compensation cost related to these awards was recognized upon grant based on the grant date fair value.

F-44

During the years ended December 31, 2025 and 2024, the Company recorded unit-based compensation expense of $13,425 and $568, respectively, related to the Profit Interest Units to selling, general and administrative expense within the consolidated statements of operations. As of December 31, 2025, unrecognized unit-based compensation expense related to the Profit Interest Units was $248, which is expected to be recognized over a weighted-average period of approximately 0.41 years.

The weighted-average grant date fair value per Profit Interest Units granted during the year ended December 31, 2025 and 2024 were $24,921 and $448, respectively. The total fair value of vested options during December 31, 2025 and 2024 was $3,152 and $0, respectively.

The Company estimated the fair value of the Profit Interest Units using the OPM on the date of grant. The assumptions used in the OPM were as follows:

	December 31,
	2025	2024
Weighted average expected term (years)	0.59	6.00
Weighted average expected volatility	80.8%	77.5%
Risk-free interest rate	3.8%	4.2%
Dividend yield	0%	0%
Weighted average Marketability Discount	14.4%	32.5%

Note 13. Earnings (Loss) Per Unit

The Company has structured its equity interests into three classes of units: Class A, Class B and Class C. Class A consisted of 8,500 units as of December 31, 2025 and December 31, 2024. During 2025, the Company granted 506 restricted Class B and 128 Class C units. Class B Units (otherwise known as Profit Interest Units) are subject to a service-based vesting schedule and have a Participation Threshold of $1,000 or $4,418 per unit. Class C units have a Participation Threshold of $6,394 per unit.

The Company computes its basic earnings (loss) per unit (“Basic EPU”) and diluted earnings (loss) per unit (“Diluted EPU”) using the two-class method. The allocation of earnings between Class A, Profit Interest Units and Class C units is determined based on their respective economic rights and target capital accounts in relation to the Company’s undistributed earnings. Basic EPU is computed as net income (loss) divided by the weighted-average number of units outstanding for the period. Diluted EPU reflects the potential dilution that could occur using the treasury stock and if-converted methods, as applicable.

As the Company incurred a net loss for the year ended December 31, 2025 and the Profit Interest Units are not obligated to share losses, the related Participation Threshold was not met for the year ended December 31, 2025, the Profit Interest Units were not eligible for distributions for both periods presented. As such, the Profit Interest Units are excluded from the Basic EPU computation, as their income allocation would be zero.

The Profit Interest Units are not convertible into Class A units and were therefore not considered under the if-converted method for the Diluted EPU computation. In addition, inclusion of the Profit Interest Units would have no dilutive impact on the Diluted EPU, as there were no earnings allocations as discussed above and their effect would be zero per unit. Accordingly, the Profit Interest Units were excluded from the Diluted EPU computation.

The Class C units were excluded from the Basic and Diluted EPU computation because the income distribution threshold was not met for the year ended December 31, 2025, therefore the earnings per share for Class C units is zero for the period presented.

Refer to the consolidated statements of operations for the computations of Basic and Diluted EPU. There were no adjustments to the numerator or denominator for the periods presented.

F-45

Note 14. Commitments and Contingencies

Graphics Processing Unit and Managed Services Agreement

On November 6, 2025, the Company entered into a graphics processing unit (“GPU”) and managed services agreement with a customer to provide GPU clusters and related managed services. The agreement covers 1152 B300 GPUs for a two-year term beginning upon delivery and acceptance, expected February 2026. The committed fees are approximately $63,577, including a $12,715 prepayment and remaining monthly fees of $2,649 million, except for a reduced payment of $530 in the 20th month.

From time to time, the Company may be involved in legal proceedings arising in the normal course of business. When deemed appropriate by management, the Company records reserves in its consolidated financial statements for pending litigation matters. As of December 31, 2025 and 2024, management was not aware of any pending or threatened legal actions that would require accrual or disclosure.

Note 15. Segment Information

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Years Ended December 31,
	2025	2024
Cost of revenue (excluding depreciation and amortization)	$3,891	$1,930
Selling, general and administrative (excluding depreciation and amortization)	18,269	1,745
Depreciation and amortization	10,536	2,534
Colocation lease cost	5,244	1,795
Total operating expenses	$37,940	$8,004

The Company’s long-lived assets were located in the U.S. as of December 31, 2025 and 2024.

Note 16. Subsequent Events

The Company has evaluated subsequent events through March 27, 2026 the date these consolidated financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to disclosures in the consolidated financial statements other than the following.

Merger Agreement Amendment and Waiver

On January 13, 2026, the Company, Pubco, and the SPAC entered into Amendment No. 1 to the Merger Agreement, which, among other matters, confirms that the post-closing board of directors of Pubco will consist of seven directors—two designated by the SPAC and five designated by the Company—and extends the latest date for closing to June 30, 2026.

Simultaneously, and in connection with the previously announced earnout structure, the Company, Pubco, Willow Lane Sponsor, LLC (the “Sponsor”), and Goodrich ILMJS LLC (the “SPV”) entered into an amendment to the earnout agreement providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A common stock and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A common stock (3,093,750 shares in total) based on the performance of Pubco Class A common stock during the three-year period beginning on and following the closing, as follows: in the event that the volume weighted average price (“VWAP”) of Pubco Class A common stock equals or exceeds (i) $12.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; (ii) $15.00 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; and (iii) $17.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares (in each case, measured for any 20 trading days within any consecutive 30 trading days during the earnout period).

Bridge Loan Amendment

On February 27, 2026, the Company entered into a First Amendment and Waiver to its August 2025 Bridge Loan Agreement (the “Amended August 2025 Bridge Loan Agreement”), providing $11,000 in additional term loans, from which the Company received $10,000 in net proceeds, reflecting a $1,000 original issue discount. The amendment increased the aggregate commitment to $16,000 and permits up to $9,000 of additional discretionary borrowings (the “February 2026 Bridge Loans”). The February 2026 Bridge Loans mature on the earlier of April 28, 2026 or a permitted SPAC acquisition, while all other Bridge Loans continue to mature on August 11, 2028. The February 2026 Bridge Loans bear no stated interest, and the original issue discount will be amortized to the repayment amount under the effective interest method. The amendment also includes a continued reimbursement of lender expenses, preserves existing mandatory prepayment and make-whole provisions, and includes a waiver of certain existing defaults.

Customer Agreements

On March 15, 2026, subsequent to the balance sheet date, the Company entered into a multi-year GPU server rental agreement with a customer, pursuant to which the Company will provide 160 NVIDIA B300 GPU servers (1,280 GPUs) hosted in Charlotte, North Carolina for an initial 36-month term commencing April 21, 2026. The agreement has a total contract value of approximately $116,052 based on pricing of $3.45 per GPU hour. Under the terms of the agreement, the Company is entitled to receive total prepaid consideration equal to 30% of the contract value, consisting of a prepayment of approximately $11,605 due upon execution of the agreement and an additional prepayment of approximately $23,210 due on the service start date, together with the first month’s rental fee. Thereafter, the Company will bill monthly rental fees of approximately $2,257 subject to proration in the initial month. The agreement also includes optional one-year renewal periods for years four and five, with total contract values of approximately $23,883 and $19,622 respectively, if exercised by the customer.

On March 16, 2026, the Company entered into a one-year GPU server rental agreement with a customer, pursuant to which the Company will provide 32 NVIDIA H200 GPU servers (256 GPUs) hosted in Raleigh, North Carolina, beginning April 11, 2026. The agreement has a total contract value of approximately $3,700 based on pricing of $1.65 per GPU hour for a 12-month term, and requires 100% prepayment of the contract value upon execution of the agreement. As a result, the Company became entitled to receive a prepayment of approximately $3,700 with no additional monthly rental payments due during the contract term.

F-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Boost Run Inc.

Opinion

We have audited the accompanying consolidated balance sheet of Boost Run Inc. (the “Company”) as of December 31, 2025, the related consolidated statements of operations, stockholder’s deficit, and cash flows for the period from September 5, 2025 (inception) to December 31, 2025, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from September 5, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had no operating activities other than expenses incurred for legal and accounting professional services, had no cash, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2025.

Charlotte, North Carolina

March 11, 2026

F-47

Boost Run Inc.

Consolidated Balance Sheet

December 31, 2025
Liabilities
Current liabilities:
Accrued expenses	$25,450
Related party payable	26,000
Total liabilities	$51,450

Stockholder’s deficit
Common stock (1,000,000,000 authorized, $0.0001 par value, 1 share issued and outstanding)	-
Accumulated deficit	(51,450)
Total stockholder’s deficit	(51,450)
Total liabilities and stockholder’s deficit	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-48

Boost Run Inc.

Consolidated Statement of Operations

For the period from September 5, 2025 (inception) through December 31, 2025
Operating costs and expenses:
General and administrative	$51,450
Loss from operations	(51,450)
Net Loss	$(51,450)

Weighted average common stock outstanding	1
Net loss per share - basic and dilutive	$(51,450.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-49

Boost Run Inc.

Consolidated Statement of Stockholder’s Deficit

	Common stock shares	Accumulated deficit	Total Stockholder’s deficit

Beginning balance at September 5, 2025 (date of inception)	-	$-	$-
Common stock issuance	1	-	-
Net loss	-	(51,450)	(51,450)
Ending balance at December 31, 2025	1	$(51,450)	$(51,450)

The accompanying notes are an integral part of these consolidated financial statements.

F-50

Boost Run Inc.

Consolidated Statement of Cash Flows

For the period from September 5, 2025 (inception) through December 31, 2025
Cash flows from operating activities
Net loss	$(51,450)
Changes in operating liabilities:
Accrued expenses	25,450
Related party payable	26,000
Net cash used in operating activities	$-
Net change in cash and cash equivalents	-
Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at end of the period	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-51

BOOST RUN INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECember 31, 2025 AND FOR THE Period from September 5, 2025 (INCEPTION) thROUGH DECember 31, 2025

1.	NATURE OF OPERATIONS

Boost Run Inc. (“Boost Run” or the “Company”) was incorporated on September 5, 2025 (the “Inception Date”), under the laws of the State of Delaware. The Company’s registered office is located in Wilmington, Delaware, and its registered agent at that address is The Corporation Trust Company.

On September 5, 2025, Boost Run Inc. entered into two subscription agreements to acquire ownership interests in affiliated entities formed for the purpose of facilitating a special purpose acquisition company (“SPAC”) merger transaction, as discussed in Note 6, Commitments and Contingencies – Merger (the “Merger”).

Investment in Benchmark Merger Sub I Inc.

The Company subscribed for and purchased 1,000 shares of common stock, par value $0.0001 per share, of Benchmark Merger Sub I Inc. (“SPAC Merger Sub”), a Delaware corporation, for a total consideration of $100. The shares acquired represent 100% of the issued and outstanding equity of SPAC Merger Sub. This entity is intended to serve as a merger subsidiary in connection with the Merger.

Investment in Benchmark Merger Sub II LLC

The Company also subscribed for and purchased 100% of the issued and outstanding limited liability interests of Benchmark Merger Sub II LLC (“Company Merger Sub”), a Delaware limited liability company, for a total consideration of $100. This entity is also intended to facilitate the Merger.

Management has evaluated the nature and purpose of these entities and determined that consolidation under ASC 810, Consolidation, is appropriate. Accordingly, the financial results of Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC are included in the consolidated financial statements of Boost Run Inc.

As a result of these transactions, Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC became wholly owned subsidiaries of Boost Run Inc.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP, as found in the ASC and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board. The Company has selected December 31 as its fiscal year end.

Principles of Consolidation

The financial statements include the accounts of Boost Run Inc., Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC. In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in stockholder’s deficit and cash flows. The consolidated financial statements include the financial statements of Boost Run Inc., Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC. All intercompany balances and transactions have been eliminated in consolidation.

F-52

2.	LIQUIDITY AND GOING CONCERN

As of December 31, 2025, and for the period from the Inception Date through December 31, 2025, the Company had no operating activities other than expenses incurred for legal and accounting professional services. As of December 31, 2025, the Company had no cash.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements are available to be issued.

The Company was formed for the purpose of facilitating a business combination transaction and is not intended to have independent operating activities. The Company is seeking to alleviate going concern risk through debt and equity financing in the United States (“U.S.”) capital markets to support its working capital needs and merger-related activities following the consummation of the Merger.

However, there is no guarantee that such financing will be available or sufficient to alleviate the substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the successful completion of the business combination transaction, the availability of additional financing, and the support of its shareholders and affiliates to fund its ongoing administrative and merger-related obligations.

These accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management adjusts estimates as facts and circumstances become known. There were no significant estimates or assumptions affecting the consolidated financial statements as of December 31, 2025.

Fair Value Measurements

Fair value is defined as the price that the Company would receive to sell an investment in a timely transaction or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market, the most advantageous market for the investment or liability. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are as follows:

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2—Quoted prices in markets that are not considered to be active or financial instrument valuations for which all significant inputs are observable, either directly or indirectly; and,

●	Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-53

Financial instruments are categorized in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the investment.

The Company may choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

Advertising Expense

The Company has no operating activities other than incurring professional fees and has not incurred any advertising expenses since inception.

Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share (“basic EPS”) and diluted earnings (loss) per share (“diluted EPS”) for its common shares in accordance with Accounting Standards Codification (“ASC”) Topic 260, Earnings Per Share.

Basic EPS is calculated by dividing net income (loss) available to shareholders by the weighted-average number of respective shares outstanding during the period.

Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares, using the treasury stock and if-converted methods, as applicable.

Since inception, the Company has one share of common stock outstanding and has not had any potentially dilutive or other participating securities outstanding; therefore, basic and diluted net loss per share are the same for all periods presented.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, it considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations.

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Segment Information

The Company determined its operating segment after considering its organizational structure and the information regularly reviewed and evaluated by its chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is its Chief Executive Officer, who reviews the financial information on a regular basis for purposes of making operating decisions, allocation of resources, and assessing financial performance.

The CODM uses net income (loss) to measure segment profit or loss in order to identify underlying trends in the performance of the business for purposes of allocating resources and evaluating financial performance. The Company’s objective in making resource allocation decisions is to optimize the financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are general and administrative expenses at the level which are presented in the Company’s consolidated statement of operations.

On the basis of these factors, the Company determined that it operates and manages its business as one operating segment and, therefore, has one reportable segment.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncement

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which focuses on the rate reconciliation and income taxes paid. ASU No. 2023-09 requires a public business entity (“PBE”) to disclose, on an annual basis, a tabular rate reconciliation using both percentages and currency amounts, broken out into specified categories with certain reconciling items further broken out by nature and jurisdiction to the extent those items exceed a specified threshold. In addition, all entities are required to disclose income taxes paid, net of refunds received disaggregated by federal, state/local, and foreign and by jurisdiction if the amount is at least 5% of total income tax payments, net of refunds received. For PBEs, the new standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. For entities other than PBEs, the requirements will be effective for annual periods beginning after December 15, 2025. An entity may apply the amendments in this ASU prospectively by providing the revised disclosures for the period ending December 31, 2025 and continuing to provide the pre-ASU disclosures for the prior periods, or may apply the amendments retrospectively by providing the revised disclosures for all period presented. As of December 31, 2025, the Company adopted this new ASU and it only impacts the Company’s income tax disclosures with no impact to its operations, cash flows, or financial condition.

4.	STOCKHOLDER’S DEFICIT

Authorized Capital Stock

As of December 31, 2025, the Company was incorporated in the State of Delaware and authorized to issue up to 1,000,000,000 shares of common stock with a par value of $0.0001 per share, resulting in a total authorized par value of $100,000. On September 5, 2025, Andrew Karos, the Chief Executive Officer of Boost Run Inc., was issued one share of common stock for $0 in connection with the Company’s formation.

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Equity-Based Compensation and Dividends

As of December 31, 2025, no equity-based compensation plans or dividend distributions have been authorized or declared.

5.	RELATED PARTY

During the period from September 5, 2025 (inception) through December 31, 2025, Boost Run Holdings LLC (“Boost Run Holdings”), a related party, paid $26,000 in audit fees directly to the Company’s independent registered public accounting firm on behalf of the Company. The Company and Boost Run Holdings are separate legal entities, and the Company was the beneficiary of the services provided.

As a result, the Company recorded a related party payable to Boost Run Holdings for the amount paid. The balance remained outstanding as of December 31, 2025. The payable is unsecured, non-interest bearing, and due on demand, and no formal repayment terms exist between the parties.

6.	COMMITMENTS AND CONTINGENCIES

Merger

Merger Agreement

On September 15, 2025, the Company entered into a SPAC merger agreement (the “Merger Agreement”) by and among Willow Lane Acquisition Corp. (the “SPAC”), Boost Run Holdings LLC, the Company, SPAC Merger Sub, and Company Merger Sub.

The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, SPAC Merger Sub will merge with and into the SPAC (the “SPAC Merger”), with the SPAC surviving as a wholly-owned subsidiary of the Company, and, immediately thereafter, Company Merger Sub will merge with and into Boost Run Holdings LLC. (the “Company Merger”), with Boost Run Holdings LLC. surviving as a wholly-owned subsidiary of the Company. By virtue of the consummation of the Mergers, the Company will become a publicly traded company, with the SPAC and Boost Run Holdings LLC as its wholly-owned subsidiaries. Prior to the closing of the Mergers, the SPAC will re-domicile from the Cayman Islands to the State of Delaware.

At closing, the equity holders of Boost Run Holding LLC will receive total consideration consisting of (i) an $8,500 thousand installment note, (ii) $441,500 thousand in the Company’s Class A and Class B Common Stock (based on a $10 per share valuation), and (iii) up to 7,875,000 additional Company Class A Common Shares contingent upon the Company’s stock performance over a three-year earnout period. Earnout shares will be issued in three equal tranches if the Company’s volume-weighted average price per share meets or exceeds $12.5, $15.0, and $17.5, respectively, for twenty out of thirty consecutive trading days during the earnout period.

The transaction is intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code for U.S. federal income tax purposes. Each party to the Merger Agreement will be responsible for its own tax liabilities, including any adverse consequences arising from the failure of the transaction to qualify under Section 351.

The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the equity holders/member of the SPAC and Boost Run Holdings LLC, effectiveness of a registration statement on Form S-4 to be filed by the Company with the SEC, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Company’s Class A Common Stock on Nasdaq, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.

Upon closing, the Company will assume all outstanding SPAC securities, which will convert into equivalent Company securities.

7.	INCOME TAXES

As of December, 31, 2025, the Company’s net loss was from domestic operations.

As of December 31, 2025, there was $0 tax provision recorded due to the Company generating tax losses and maintaining a full valuation allowance against deferred tax assets.

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The reconciliation of the Company’s statutory rate and effective tax rate is as follows:

	For the period from September 5, 2025 (inception) through December 31, 2025
	Amount	Percent

Pretax Loss	$(51,450)
US Federal statutory tax rate	$(10,805)	21%
State and local income taxes, net of Federal benefit	-	-
Change in Federal valuation allowance	10,805	(21)%
Total	$-	-

The components of the Company’s deferred tax assets and liabilities are as follows:

For the period from September 5, 2025 (inception) through December 31, 2025
Deferred tax assets:
Capitalized start-up costs	$14,243
Net operating loss carryforwards	112
Total deferred tax assets before valuation allowance	$14,355
Valuation allowance	(14,355)
Total deferred tax assets after valuation allowance	$-

As of December 31, 2025, the Company had $400 of U.S. federal net operating loss carryforwards that have an unlimited carryforward period. As of December 31, 2025, the Company had $400 of state net operating loss carryforwards that have an unlimited carryforward period.

The future realization of the tax benefits from existing temporary differences and tax attributes ultimately depends on the existence of sufficient taxable income. The Company assesses the realizability of its deferred tax assets at each balance sheet date. In assessing the realization of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers the projected future taxable income, expected reversal of existing deferred tax liabilities, and tax planning strategies in making this assessment. After consideration of all available evidence, both positive and negative, the Company determined that it is not more likely than not that its net deferred tax assets will be realized in the foreseeable future. As a result, the Company increased its valuation allowance by $14,355 as of December 31, 2025.

The future realization of the Company’s net operating loss carryforwards and other tax attributes may also be limited by the change in ownership rules under the U.S. Internal Revenue Code Section 382. Under Section 382, if a corporation undergoes an ownership change (as defined), the corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset income may be limited. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes.

The Company records uncertain tax positions as liabilities in accordance with ASC 740-10 and adjusts these liabilities when judgment changes as a result of the evaluation of new information not previously available. Since there is complexity in some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. The calculation and assessment of the Company’s income tax exposures generally involves the uncertainties in the application of complex tax laws and regulations for federal, state, and foreign jurisdictions. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon local tax examination including resolutions of any related appeals or litigation on the basis of the technical merits.

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The Company files income tax returns in the US where it is subject to tax examination by federal and state tax authorities. The Company is not currently under examination for income taxes, and is not aware of any issues under review that could result in significant payments, accruals or material deviation from its tax positions. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by local tax authorities to the extent utilized in a future period. The statute of limitations for the Company is open for the year ended December 31, 2025.

As of December 31, 2025, the Company has not recorded any unrecognized tax benefits.

8.	SEGMENT

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include general and administrative expenses of $51,450 for the period from September 5, 2025 (inception) through December 31, 2025.

9.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 11, 2026, the date the consolidated financial statements were available to be issued and have determined that there have been no events that have occurred that would require adjustments or disclosures in the consolidated financial statements except for the below items:

Merger Agreement Amendment

On January 13, 2026, the Company, Boost Run LLC and the SPAC entered into Amendment No. 1 to the Merger Agreement, which, among other matters, confirms that the post-closing board of directors of the Company will consist of seven directors—two designated by the SPAC and five designated by the Company—and extends the latest date for closing to June 30, 2026.

Simultaneously, and in connection with the previously announced earnout structure, the Company, Boost Run LLC, Willow Lane Sponsor, LLC (the “Sponsor”), and Goodrich ILMJS LLC (the “SPV”) entered into an amendment to the earnout agreement providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A common stock and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A common stock (3,093,750 shares in total) based on the performance of Pubco Class A common stock during the three-year period beginning on and following the closing, as follows: in the event that the volume weighted average price (“VWAP”) of Pubco Class A common stock equals or exceeds (i) $12.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; (ii) $15.00 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; and (iii) $17.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares (in each case, measured for any 20 trading days within any consecutive 30 trading days during the earnout period).

Consulting Agreement

On January 13, 2026, the Company entered into a consulting services agreement with B. Luke Weil, Chairman and Chief Executive Officer of the SPAC, pursuant to which Mr. Weil will provide advice on business strategy and corporate governance and use reasonable efforts to introduce the Company to clients and investors, commencing on the first business day following the closing of the Merger. In consideration for these services, the Company agreed to grant Mr. Weil 336,000 shares of the Company’s Class A common stock on the date of closing, subject to vesting based on the Company’s stock price performance during the post-closing period. Specifically, 112,000 shares will vest if the VWAP of the Company’s Class A common stock equals or exceeds $12.00 per share for any 30 trading days within any consecutive 45 trading days, an additional 112,000 shares will vest if the VWAP equals or exceeds $14.50 per share for any 30 trading days within any consecutive 45 trading days, and the remaining 112,000 shares will vest if the VWAP equals or exceeds $17.00 per share for any 30 trading days within any consecutive 45 trading days. If any price target is not met, the corresponding shares will not vest.

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